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Send application and check to:
Cova Financial Services Life Insurance Company
P. O. Box 10366
Des Moines, Iowa 50306-9989
                                           Cova Financial Services Life Insurance Company
                                                    VARIABLE ANNUITY APPLICATION

   ANNUITANT
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   Name..........................................................................................................................
                                (First)                           (Middle)                         (Last)
   Address.......................................................................................................................
                                  (Street)                             (City)                          (State)       (Zip)
   Birthdate _____/_____/_____      Social                 _            _            o M
              (Month)(Day) (Year)   Security No. _______________________       Sex   o F    Phone (______).......................

   OWNER (Complete only if different from Annuitant. Correspondence is sent to the Owner.)
                                                                                                   Birthdate _____/_____/_____
                                                                                                              (Month)(Day) (Year)
   Name.............................................................   Social                              _            _
                    (First)         (Middle)           (Last)          Security No. .............................................

   Address.......................................................................................................................
                                  (Street)                             (City)                          (State)       (Zip)

   Joint Owners must be spouses.  Use Special  Requests  Section to name other Joint
   Owner.  If Joint  Owners are named,  upon the death of either  Joint  Owner,  the
   surviving  spouse  will  be  the  beneficiary.   If  you  wish  to  override  the
   provisions  of the contract and any  endorsement,  both Joint Owners must initial here.

   BENEFICIARY        (Show full name(s), relationship(s), Social Security number(s), percentage each is to receive and address.
                      Use Special Requests Section if additional space is needed.)
   Primary                                                         Contingent
 ................................................................   ..............................................................
 ................................................................   ..............................................................
 ................................................................   ..............................................................
 ................................................................   ..............................................................

   PURCHASE PAYMENT ALLOCATION
   Single Purchase Payment           $______________
   Must be whole percentages with a minimum
   of 10% in any Account or Portfolio.
   General Account One               _____________%
   General Account Two               _____________%
   Quality Income Portfolio          _____________%
   High Yield Portfolio              _____________%
   Growth and Income Portfolio       _____________%
   XXX Portfolio                     _____________%
                                     _____________
      Total Allocation must equal          100      %

   TYPE OF PLAN
   Check One
   ______ Non-Qualified
   ______ Qualified - Not available in all states.
       o 401(a)      o 408 IRA Rollover      o 408 IRA Transfer
       o 403(b) TSA Rollover - I acknowledge that I understand
          the withdrawal restrictions under Internal Revenue Code
          Section 403(b)(11) on contributions and earnings and
          have received a prospectus explaining the restrictions. I understand the other investment alternatives available under the employer's 403(b) arrange-
          ment to which I may elect to transfer    .....................
          my contract value.                              Owner's Initials

   Will the annuity applied for replace or change any existing life insurance or annuity?
   o  Yes         o  No

   ACKNOWLEDGEMENT AND AUTHORIZATION - I (We) agree that the above information and statements are true and correct to the best of my (our) knowledge and belief and are made as the basis of my (our) application. I (We) acknowledge receipt of the current prospectus of Cova Variable Annuity Account One and Van Kampen Merritt Series Trust. I (We) certify under penalties of perjury that the above Social Security Number(s) is correct. PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH
   APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.



   Signed at.....................................................  ..............................................................
                          (City)                 (State)                 (Signature of Annuitant. Owner unless otherwise noted)
   Date..........................................................  ..............................................................
                                                                              (Signature of Owner if other than Annuitant)

   AGENT'S REPORT
     Type                                                           Cost Basis
Will the annuity replace        o Yes (Indicate type and         o Life      Pre-TEFRA    $____________ $_____________
or change any existing life              cost basis information.)o Annuity                     (Cost Basis)        (Gain)

insurance or annuity?           o No                                     Post-TEFRA  $____________ $_____________
                                                                                                 (Cost Basis)
   (Gain)

   Complete                         Agent's Signature                           Phone (______)_________________
   any required                     Agent's Name and Number.....................................................................
   replacement forms.               Name and Address of Firm....................................................................


   ANNUITY OPTION
   Indicate Annuity Option .......................................
   If no Annuity Option is specified, the Life Annuity with 10years Guaranteed Option will be automatically applied.

   ANNUITY DATE
   Indicate Annuity Date .........................................
   The  Annuity  Date must  always be on the first day of a calendar  month and must be at least one month  after the Issue Date.
   The Annuity Date may not be later than the first day of the first calendar month following the Annuitant's 85th birthday.

   SPECIAL REQUESTS
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